UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 26, 2023
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
760 W Fire Tower Rd, Suite 107
Winterville, North Carolina 28590
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 949-6268

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 26, 2023, NantHealth, Inc. (the “Company”), NaviNet, Inc. and The OpenNMS Group, Inc. as subsidiary guarantors, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”), which amends that certain Indenture, dated as of April 27, 2021 (as amended and restated by the First Supplemental Indenture, dated May 17, 2023, the “Convertible Notes Indenture”) to, among other things, (i) permit the transactions disclosed in the Company’s Current Report on Form 8-K filed on December 21, 2023 (the “Highbridge Settlement”), (ii) waive all Defaults and Events of Default (as each term is defined in the Convertible Notes Indenture) that have occurred or are occurring as of the date of the Second Supplemental Indenture, and (iii) increase flexibility for future Dispositions (as defined in the Convertible Notes Indenture).

The Second Supplemental Indenture was entered into in connection with the Highbridge Settlement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	January 2, 2024	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer